77Q (a) Exhibits
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

	of

	4 WINDS FAMILY OF FUNDS
	a Delaware Business TrustARTICLE I.  Name and Definitions	1
Section 1.  Name	1
Section 2.  Registered Agent and Registered Office; Principal
Place of Business	2
	(a) Registered Agent and Registered Office	2
	(b) Principal Place of Business	2
Section 3.  Definitions	2
	(a) "1940 Act"	2
	(b) "Affiliate"	2
	(c) "Board of Trustees"	2
	(d) "By-Laws"	2
	(e) "Certificate of Trust"	2
	(f) "Code"	2
	(g) "Commission"	2
	(h) "DBTA"	3
	(i) "Declaration of Trust"	3
	(j) "General Liabilities"	3
	(k) "Interested Person"	3
	(l) "Investment Adviser" or "Adviser"	3
	(m) "Person"	3
	(n) "Principal Underwriter"	3
	(o) "Series"	3
	(p) "Shares"	3
	(q) "Shareholder"	3
	(r) "Trust"	3
	(s) "Trust Property"	4
	(t) "Trustee" or "Trustees"	4
ARTICLE II.  Purpose of Trust	4
ARTICLE III.  Shares	7
Section 1.  Division of Beneficial Interest	7
Section 2.  Ownership of Shares	9
Section 3.  Investments in the Trust	9
Section 4.  Status of Shares and Limitation of Personal
Liability	9
Section 5.  Power of Board of Trustees to Change Provisions
Relating to Shares	10
Section 6.  Establishment and Designation of Series	10
	(a) Assets Held with Respect to a Particular Series	10
	(b) Liabilities Held with Respect to a Particular Series	11
	(c) Dividends, Distributions, Redemptions and Repurchases	12
	(d) Voting	12
	(e) Equality	12
	(f) Fractions	13
	(g) Exchange Privilege	13
	(h) Combination of Series or Class	13
	(i) Elimination of Series or Class	13
ARTICLE IV.  The Board of Trustees	13
Section 1.  Number, Election and Tenure	13
Section 2.  Effect of Death, Resignation, Removal, etc.  of a
Trustee	14
Section 3.  Powers	14
Section 4.  Payment of Fees and Expenses by the Trust	16
Section 5.  Payment of Fees and Expenses by Shareholders	16
Section 6.  Ownership of Trust Property	16
Section 7.  Service Contracts	16
Section 8.  Compensation	18
ARTICLE V.  Shareholders' Voting Powers and Meetings	18
Section 1.  Voting Powers	18
Section 2.  Meetings	18
Section 3.  Quorum and Required Vote	19
Section 4.  Shareholder Action by Written Consent without a
Meeting	19
Section 5.  Record Dates	19
Section 6.  Additional Provisions	20
ARTICLE VI.  Net Asset Value, Distributions and Redemptions	20
Section 1.  Determination of Net Asset Value, Net Income and
Distributions	20
Section 2.  Redemptions at the Option of a Shareholder	21
Section 3.  Redemptions at the Option of the Trust	22
ARTICLE VII.   Limitation of Liability; Indemnification	22
Section 1. Trustees, Shareholders, etc. Not Personally Liable	22
Section 2.  Officers and Trustees' Good Faith Action, Expert
Advice, No Bond or Surety	23
Section 3.  Indemnification of Shareholders	24
Section 4.  Indemnification of Trustees, Officers, etc.	24
Section 5.  Compromise Payment	25
Section 6.  Indemnification Not Exclusive, etc.	25
Section 7.  Insurance	26
Section 8.  Liability of Third Persons Dealing with Trustees	26
ARTICLE VIII.  Miscellaneous	26
Section 1.  Dissolution and Liquidation of Trust, Series, or
Class	26
Section 2.  Merger and Consolidation; Conversion	27
	(a) Merger and Consolidation.	27
	(b) Conversion	27
Section 3.  Reorganization	28
Section 4.  Amendments	28
Section 5.  Filing of Copies, References, Headings	29
Section 6.  Applicable Law	29
Section 7.  Provisions in Conflict with Law or Regulations	29
Section 8.  Business Trust Only	30
Section 9.  Use of the Name "4 Winds"	30


AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

4 WINDS FAMILY OF FUNDS

	AGREEMENT AND DECLARATION OF TRUST made as of the 31st day of August, 2000, as amended and restated as of the 28th day of September, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided. This Agreement and Declaration of Trust shall be effective upon the filing of the Certificate of Trust in the office of the Secretary of State of the State of Delaware on the first day of September, 2000.

W I T N E S S E T H:

	WHEREAS this Trust has been formed to carry on the business of an investment company; and

	WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate Series, and to issue classes of Shares of any Series or divide Shares of any Series into two or more classes, all in accordance with the provisions hereinafter set forth; and

	WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware business trust in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. 3801, et seq.), as from time to time amended and including any successor statute of similar import (the "DBTA"), and the provisions hereinafter set forth.

	NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust and the Series created hereunder as hereinafter set forth.

ARTICLE I.

Name and Definitions

	Section 1.  Name.  This Trust shall be known as "4 Winds
Family of Funds" and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine.

	Section 2. Registered Agent and Registered Office; Principal Place of Business.Registered Agent and Registered Office. The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth on the Certificate of Trust.

Principal Place of Business. The principal place of business of the Trust is 5800 Corporate Drive, Pittsburgh, Pennsylvania, 15237-7010 or such other location within or outside of the State of Delaware as the Board of Trustees may determine from time to time.

	Section 3. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

"1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

"Affiliate" shall have the meaning given to it in
Section 2(a)(3) of the 1940 Act when used with reference to a specified Person;

"Board of Trustees" shall mean the governing body of the Trust, which is comprised of the Trustees of the Trust;

"By-Laws" shall mean the By-Laws of the Trust, as amended from time to time in accordance with Article IX of the By-Laws, and incorporated herein by reference;

"Certificate of Trust" shall mean the certificate of trust filed with the Office of the Secretary of State of the State of Delaware as required under the DBTA to form the Trust;

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder;

"Commission" shall have the meaning given it in
Section 2(a)(7) of the 1940 Act;

"DBTA" shall mean the Delaware Business Trust Act
(12 Del. C. 3801, et seq.), as amended from time to time;

"Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

"General Liabilities" shall have the meaning given it in
Article III, Section 6(b) of this Declaration Trust;

"Interested Person" shall have the meaning given it in
Section 2(a)(19) of the 1940 Act;

"Investment Adviser" or "Adviser" shall mean a party furnishing services to the Trust pursuant to any contract described in
Article IV, Section 7(a) hereof;

"Person" shall include a natural person, partnership, limited partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity;

"Principal Underwriter" shall have the meaning given to it in Section 2(a)(29) of the 1940 Act;

"Series" shall refer to each Series of Shares established and designated under or in accordance with the provisions of Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder;

"Shares" shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

	(q)	"Shareholder" shall mean a record owner of Shares;

"Trust" shall refer to the Delaware business trust established by this Declaration of Trust, as amended from time to time;

"Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or one or more of any Series, including, without limitation, the rights referenced in Article VIII, Section 2 hereof; and

"Trustee" or "Trustees" shall refer to each signatory to this Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in their capacity as trustees hereunder.

ARTICLE II.

Purpose of Trust

	The purpose of the Trust is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act through one or more Series investing primarily in securities and, in addition to any authority given by law, to exercise all of the powers and to do any and all of the things as fully and to the same extent as any private corporation organized for profit under the general corporation law of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:

1.	To invest and reinvest cash, to hold cash uninvested,
	and to subscribe for, invest in, reinvest in, purchase or otherwise acquire,
	own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute,
	write options on, lend or otherwise deal in or dispose of contracts for the
	future acquisition or delivery of fixed income or other securities, and
	securities or property of every nature and kind, including, without
	limitation, all types of bonds, debentures, stocks, preferred stocks,
	negotiable or non-negotiable instruments, obligations, evidences of
	indebtedness, certificates of deposit or indebtedness, commercial paper,
	repurchase agreements, bankers' acceptances, and other securities of any
	kind, issued, created, guaranteed, or sponsored by any and all Persons,
	including, without limitation, states, territories, and possessions of the
	United States and the District of Columbia and any political subdivision,
	agency, or instrumentality thereof, any foreign government or any
	political subdivision of the U.S. Government or any foreign government,
	or any international instrumentality, or by any bank or savings institution,
	or by any corporation or organization organized under the laws of the
	United States or of any state, territory, or possession thereof, or by any
	corporation or organization organized under any foreign law, or in "when
	issued" contracts for any such securities, and to change the investments
	of the assets of the Trust;

2.	To exercise any and all rights, powers and privileges
	with reference to or incident to ownership or interest, use and enjoyment
	of any of such securities and other instruments or property of every kind
	and description, including, but without limitation, the right, power and
	privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange,
	lend, transfer, mortgage, hypothecate, lease, pledge or write options with
	respect to or otherwise deal with, dispose of, use, exercise or enjoy any
	rights, title, interest, powers or privileges under or with reference to any
	of such securities and other instruments or property, the right to consent
	and otherwise act with respect thereto, with power to designate one or
	more Persons, to exercise any of said rights, powers, and privileges in
	respect of any of said instruments, and to do any and all acts and things
	for the preservation, protection, improvement and enhancement in value
	of any of such securities and other instruments or property;

3.	To sell, exchange, lend, pledge, mortgage, hypothecate,
	lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

4.	To vote or give assent, or exercise any rights of
	ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

5.	To exercise powers and rights of subscription or
	otherwise which in any manner arise out of ownership of securities;

6.	To hold any security or property in a form not
	indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository;

7.	To consent to, or participate in, any plan for the
	reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

8.	To join with other security holders in acting through
	a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

9.	To compromise, arbitrate or otherwise adjust claims
	in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

10.	To enter into joint ventures, general or limited
	partnerships and any other combinations or associations;

11.	To endorse or guarantee the payment of any notes
	or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

12.	To purchase and pay for entirely out of Trust Property
	such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Declaration of Trust, the Bylaws and by applicable law;

13.	To adopt, establish and carry out pension, profit
	sharing, share bonus, share purchase, savings, thrift and other retirement,
	incentive and benefit plans, trusts and provisions, including the purchasing
	of life insurance and annuity contracts as a means of providing such
	retirement and other benefits, for any or all of the Trustees, officers,
	employees and agents of the Trust;

14.	To purchase or otherwise acquire, own, hold, sell,
	negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

15.	To buy, sell, mortgage, encumber, hold, own, exchange,
	rent or otherwise acquire and dispose of, and to develop, improve, manage,
	subdivide, and generally to deal and trade in real property, improved and
	unimproved, and wheresoever situated; and to build, erect, construct, alter
	and maintain buildings, structures, and other improvements on real property;

16.	To borrow or raise moneys for any of the purposes of the
	Trust, and to mortgage or pledge the whole or any part of the property and
	franchises of the Trust, real, personal, and mixed, tangible or intangible,
	and wheresoever situated;

17.	To enter into, make and perform contracts and undertakings
	of every kind for any lawful purpose, without limit as to amount; and

18.	To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.

	The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Trust nor the Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

	The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DBTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.



ARTICLE III.

Shares
	Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into Shares, all without par value. The number of Shares authorized hereunder is unlimited.
The Board of Trustees may authorize the division of Shares into separate and distinct Series and the division of any Series into separate classes of Shares. The different Series and classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and classes shall be fixed and determined by the Board of Trustees without the requirement of Shareholder approval. If no separate Series or classes shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and classes shall be construed (as the context may require) to refer to the Trust. The fact that a Series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Series are initially of a single class) shall not limit the authority of the Board of Trustees to establish and designate separate classes of said Series. The fact that a Series shall have more than one established and designated class, shall not limit the authority of the Board of Trustees to establish and designate additional classes of said Series, or to establish and designate separate classes of the previously established and designated classes.

	The Board of Trustees shall have the power to issue Shares of the Trust, or any Series or class thereof, from time to time for such consideration (but not less than the net asset value thereof) and in such form as may be fixed from time to time pursuant to the direction of the Board of Trustees.

	The Board of Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust. The Board of Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or class into one or more Series or classes that may be established and designated from time to time. Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or canceled.

	Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and the Shareholders of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in
Article IV, Section 3 hereof. No Share shall have any priority or preference over any other Share of the same Series or class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series or class made pursuant to
Article VIII, Section 1 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular class or Series from the Trust Property held with respect to such Series according to the number of Shares of such class of such Series held of record by such Shareholders on the record date for any dividend or distribution.
Shareholders shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series. Such division or combination may not materially change the proportionate beneficial interests of the Shares of that Series in the Trust Property held with respect to that Series or materially affect the rights of Shares of any other Series.

	Any Trustee, officer or other agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

	Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class thereof that has been established and designated. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of each Series or class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or class thereof and as to the number of Shares of each Series or class thereof held from time to time by each such Shareholder.

	Section 3. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may, from time to time, authorize.
Each investment shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Series or class as the purchaser may select, at the net asset value per Share next determined for such Series or class after receipt of the investment; provided, however, that the Principal Underwriter may, in its sole discretion, impose a sales charge upon investments in the Trust.

	Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust and under applicable law. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to dissolve the Trust or any Series, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees or any Series, but entitles such representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. All Shares when issued on the terms determined by the Board of Trustees, shall be fully paid and nonassessable. As provided in the DBTA, Shareholders of the Trust shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation organized for profit under the general corporation law of the State of Delaware.

	Section 5.  Power of Board of Trustees to Change
Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that Shareholder approval is not otherwise required by the 1940 Act or other applicable law.

	The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Code as presently in effect or as amended, without the vote of any Shareholder.

	Section 6.  Establishment and Designation of Series.   The
establishment and designation of any Series or class of Shares shall be effective upon the resolution by a majority of the then Board of Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Series or class. Each such resolution shall be incorporated herein by reference upon adoption.

	Each Series shall be separate and distinct from any other Series and shall maintain separate and distinct records on the books of the Trust, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series.

	Shares of each Series or class established pursuant to this
Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Board of Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

Liabilities Held with Respect to a Particular Series.
The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any liabilities, expenses, costs, charges and reserves of the Trust which are not readily identifiable as being held with respect to any particular Series (collectively "General Liabilities") shall be allocated and charged by the Board of Trustees to and among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

	Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only, and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets held with respect to such Series. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DBTA, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of
Section 3804 of the DBTA relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.

Dividends, Distributions, Redemptions and Repurchases.
Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series or class with respect to, nor any redemption or repurchase of, the Shares of any
Series or class shall be effected by the Trust other than from the assets held with respect to such Series or class, nor, except as specifically provided in
Section 4 of Article VII or Section 5 of Article IV, shall any Shareholder of any particular Series or class otherwise have any right or claim against the assets held with respect to any other Series or class or the Trust generally except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or class. The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Voting. All Shares of the Trust entitled to vote on a matter shall vote on the matter in the aggregate without differentiation between the separate Series or classes. Notwithstanding the foregoing, (i) if any matter affects only the interests of some but not all Series or classes, then only the Shareholders of such affected Series or classes shall be entitled to vote on the matter; and (ii) with respect to matters which would otherwise be voted on by two or more Series or classes as a single class, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such Series or classes, separately.

Equality. All Shares of each particular Series shall represent an equal proportionate undivided beneficial interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series (subject to the rights and preferences with respect to separate classes of such Series).

Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust or that Series.

Exchange Privilege. The Board of Trustees shall have the authority to provide that the holders of Shares of any Series or class shall have the right to exchange said Shares for Shares of one or more other Series or classes in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.

Combination of Series or Class. The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series or class, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or two or more classes into assets and liabilities held with respect to a single Series or class, respectively.

Elimination of Series or Class. At any time that there are no Shares outstanding of any particular Series or class previously established and designated, the Board of Trustees may by resolution of a majority of the then Board of Trustees abolish that Series or class and rescind the establishment and designation thereof.
ARTICLE IV.

The Board of Trustees
	Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than twenty (20). The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees. The Board of Trustees, by action of a two-thirds of the then Trustees at a duly constituted meeting, may remove any trustee with or without cause.
The Shareholders may elect Trustees, including filling any vacancies in the Board of Trustees, at any meeting of Shareholders called by the Board of Trustees for that purpose. A meeting of Shareholders for the purpose of electing one or more Trustees may be called by the Board of Trustees or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Shareholders. Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder.

	Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some later time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following any such event or any right to damages on account of such events or any actions taken in connection therewith following his or her resignation or removal.

	Section 2. Effect of Death, Resignation, Removal, etc. of a Trustee. The death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of one or more Trustees, or of all of them, shall not operate to dissolve the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in this Article IV,
Section 1, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this Declaration of Trust. In the event of the death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of all of the then
Trustees, the Trust's Investment Adviser(s) is (are) empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

	Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Trust. The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may: (1) adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust; (2) fill vacancies in or remove from their number in accordance with this Declaration of Trust or the By-Laws, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; (3) to delegate such authority as they consider desirable to a committee or committees comprised of Trustees or any officers or agents of the Trust including, without limitation, an Executive Committee; (4) employ one or more custodians of the Trust Property and may authorize such custodians to employ subcustodians and to deposit all or any part of such Trust Property in a system or systems for the central handling of securities or with a Federal Reserve Bank;
(5) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent or administrative services agent, fund accountant, or all of them; (6) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (7) retain one or more Investment Adviser(s); (8) redeem, repurchase and transfer Shares pursuant to applicable law; (9) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 5 of this Declaration of Trust; (10) declare and pay dividends and distributions to Shareholders from the Trust Property; (11) establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or class of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; and (12) in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Board of Trustees and to any agent or employee of the Trust or to any such custodian, transfer, dividend disbursing or shareholder servicing agent, fund accountant, legal counsel, independent auditors for the Trust, Principal Underwriter or Investment Adviser. Any determination as to what is in the best interests of the Trust made by the Board of Trustees in good faith shall be conclusive.

	In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

	Any action required or permitted to be taken by the Board of Trustees, or a committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees, or committee thereof, as the case may be, shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees, or committee thereof, as the case may be. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees, or committee thereof, as the case may be.

	The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders or partners of the Trustees, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliate shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of any nature and description, independently or with or for the account of others.

	Section 4.  Payment of Fees and Expenses by the Trust.  The
Board of Trustees is authorized to pay or cause to be paid out of the principal or income of the Trust or any particular Series or class, or partly out of the principal and partly out of the income of the Trust or any particular Series or class, and to charge or allocate the same to, between or among such one or more of the Series or classes that may be established or designated pursuant to Article III, Section 6, as it deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses, fees, charges, taxes and liabilities for the services of the Trust's officers, employees, Investment Adviser, Principal Underwriter, fund accountant, auditors, counsel, custodian, sub-custodian (if any), transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

	Section 5.  Payment of Fees and Expenses by Shareholders.
The Board of Trustees shall have the power, as frequently as it may determine, to cause each Shareholder of the Trust, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, dividend disbursing, fund accounting, shareholder servicing or similar agent, an amount fixed from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

	Section 6. Ownership of Trust Property. Legal title to all of the Trust Property shall at all times be considered to be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.

	Section 7.  Service Contracts

1.	Subject to such requirements and restrictions as may
	be set forth in the By-Laws and/or the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any corporation, trust, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's or a particular Series' investments, or such other activities as may specifically be delegated to such party.

2.	The Board of Trustees may also, at any time and
	from time to time, contract with any corporation, trust, association or other organization, including any Affiliate, appointing it or them as the exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Trust or one or more of the Series or classes thereof or for other securities to be issued by the Trust, or appointing it or them to act as the custodian, transfer agent, dividend disbursing agent, fund accountant, and/or shareholder servicing agent for the Trust or one or more of the Series or classes thereof.

3.	The Board of Trustees is further empowered, at any
time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust or one or more of its Series.

	(d)	The fact that:

1.	 any of the Shareholders, Trustees, employees or officers
	of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, Principal Underwriter, distributor, or Affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or Affiliate of any organization with which an Adviser's, management or administration contract, or Principal Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, fund accounting, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or that

2.	any corporation, trust, association or other organization
with which an Adviser's, management or administration contract or Principal Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, fund accounting, shareholder servicing or other type of service contract may have been or may hereafter be made also has an Adviser's, management or administration contract, or Principal Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.

	Section 8. Compensation. Except as set forth in the last sentence of this Section 8, the Board of Trustees may, from time to time, fix a reasonable amount of compensation to be paid by the Trust to the Trustees and officers of the Trust. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.



ARTICLE V.

Shareholders' Voting Powers and Meetings	Section 1.  Voting Powers.
Subject to the provisions of Article III, Section 6(d), the Shareholders shall have power to vote only (i) for the election of Trustees, including the filling of any vacancies in the Board of Trustees, as provided in Article IV, Section 1; (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws, the 1940 Act or any registration statement of the Trust filed with the Commission; and (iii) on such other matters as the Board of Trustees may consider necessary or desirable. The
Shareholder of record (as of the record date established pursuant to Section 5 of this Article V) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Shares may be voted in person or by proxy.

	Section 2. Meetings. Meetings of the Shareholders may be called by the Board of Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Board of Trustees from time to time for the purpose of taking action upon any other matter deemed by the Board of Trustees to be necessary or desirable.

	Section 3. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares present in person or represented by proxy and entitled to vote at a Shareholders' meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or classes is required, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series or class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders' meeting of such Series or class. Subject to the provisions of Article III, Section 6(d), Article VIII, Section 3 and any other provision of this Declaration of Trust, the By-Laws or applicable law which requires a different vote:
(1)in all matters other than the election of Trustees, the affirmative vote of the majority of votes cast at a Shareholders' meeting at which a quorum is present shall be the act of the Shareholders; (2) Trustees shall be elected by a plurality of the votes cast at a Shareholders' meeting at which a quorum is present.

	Section 4.  Shareholder Action by Written Consent
without a MeetingAny action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the Shares or a personal representative of the Shareholder or its respective proxy-holder may revoke the consent by a writing received by the secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the secretary.

	If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the secretary shall give prompt notice of the action taken without a meeting to such Shareholders. This notice shall be given in the manner specified in the By-Laws.

	Section 5. Record Dates. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than one hundred eighty
(180) days nor less than seven (7) days before the date of any such meeting.

	If the Board of Trustees does not so fix a record date:

1.	The record date for determining Shareholders entitled
	to notice of or to vote at a meeting of Shareholders shall be at the close
	of business on the business day before the notice is given or, if notice is
	waived, at the close of business on the business day which is five (5)
	business days before the day on which the meeting is held.

2.	The record date for determining Shareholders entitled
to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action.

	For the purpose of determining the Shareholders of any Series or class who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes.

	Section 6. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes, meetings and related matters.

ARTICLE VI.

Net Asset Value, Distributions and Redemptions	Section 1.
Determination of Net Asset Value, Net Income and Distributions.
Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to fix an initial offering price for the Shares of any Series or class thereof which shall result in such Series or class being valued at not less than the net asset value thereof, at which price the Shares of such Series or class shall be offered initially for sale, and to determine from time to time thereafter the offering price which shall result in such Series or class being valued at not less than the net asset value thereof from sales of the Shares of such Series or class; provided, however, that no Shares of a Series or class thereof shall be issued or sold for consideration which shall result in such Series or class being valued at less than the net asset value of the Shares of such Series or class next determined after the receipt of the order (or at such other times set by the Board of Trustees), except in the case of Shares of such Series or class issued in payment of a dividend properly declared and payable.

	Subject to Article III, Section 6 hereof, the Board of Trustees, in its absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Board of Trustees such bases and time for determining the per Share or net asset value of the Shares of any Series or net income attributable to the Shares of any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

	Section 2. Redemptions at the Option of a Shareholder. Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time ("Prospectus"):

1.	The Trust shall purchase such Shares as are offered
	by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Board of Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws and applicable law. The payment of redemption proceeds may be reduced by any applicable sales charges or fees described in the Prospectus. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is received in proper form. The obligation set forth in this
	Section 2 may be suspended or postponed in accordance with Section 22(e) of the 1940 Act and the rules and regulations thereunder or as otherwise permitted by the Commission. If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

2.	Payments for Shares so redeemed by the Trust shall
	be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act ("ERISA") shall receive cash. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

3.	If payment for Shares shall be made other than
	exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven day period. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

4.	The right of Shareholders to receive dividends
or other distributions on Shares may be set forth in a Plan adopted by the Board of Trustees and amended from time to time pursuant to Rule 18f-3 of the 1940 Act. The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares, shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.

	Section 3. Redemptions at the Option of the Trust. The Board of Trustees may, from time to time, without the vote or consent of the Shareholders, and subject to the 1940 Act, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established by the Board of Trustees.

ARTICLE VII.

 Limitation of Liability; Indemnification	Section 1. Trustees,
Shareholders, etc. Not Personally Liable.The Trustees, officers, employees and agents of the Trust,in incurring any debts, liabilities or obligations, or in limiting or omitting any other actions for or in connection with the Trust, are or shall be deemed to be acting as Trustees, officers, employees or agents of the Trust and not in their own capacities. No Shareholder shall be subject to any personal liability whatsoever in tort, contract or otherwise to any other Person or Persons in connection with the assets or the affairs of the Trust or of any Series or class, and subject to Sections 3 and 5 of this Article VII, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any other Person or Persons in connection with the assets or affairs of the Trust or of any Series or class, save only that arising from his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or the discharge of his or her duties. The Trust (or if the matter relates only to a particular Series or class, that Series or class) shall be solely liable for any and all debts, claims, demands, judgments, decrees, liabilities or obligations of any and every kind, against or with respect to the Trust or such Series or class in tort, contract or otherwise in connection with the assets or the affairs of the Trust or such Series or class, and all Persons dealing with the Trust or any Series or class shall be deemed to have agreed that resort shall be had solely to the Trust Property of the Trust (or if the matter relates only to a particular Series or class, that of such Series or class), for the payment or performance thereof.

The Trustees may provide that every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that a Certificate of Trust in respect of the Trust is on file with the Secretary of State of the State of Delaware and may recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers, and not individually, and that the obligations of any instrument made or issued by the Trustees or by any officer or officers of the Trust are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Series in question, as the case may be. The omission of any statement to such effect from such instrument shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually, or to subject the assets of any Series or class to the obligations of any other Series or class.

	Section 2.  Officers and Trustees' Good Faith Action, Expert
Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. An officer or Trustee shall be liable to the Trust and to any Shareholder solely for such officer's or Trustee's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such officer or Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, investment adviser, administrator, distributor, underwriter, custodian or transfer agent, dividend disbursing agent, shareholder servicing agent or accounting agent of the trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by an officer appointed by them, any independent public accountant or auditor, and (with respect to the subject matter of the relevant contract involved) any officer, partner or responsible employee of a contracting party employed by the Trust. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3.  Indemnification of Shareholders.  If any
Shareholder (or former Shareholder) of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) may assume the defense against such charge and satisfy any judgment thereon or may reimburse the Shareholder or former Shareholder for expenses, and the Shareholder or former Shareholder (or the heirs, executors, administrators or other legal representatives thereof, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled (but solely out of the assets of the Series of which such Shareholder or former Shareholder is or was the holder of Shares) to be held harmless from and indemnified against all loss and expense arising from such liability.

Section 4.  Indemnification of Trustees, Officers, etc.
Subject to the limitations, if applicable, hereinafter set forth in this
Section 4, the Trust shall indemnify (from the assets of one or more Series to which the conduct in question relates) each of its Trustees, officers, employees and agents (including Persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter, together with such Person's heirs, executors, administrators or personal representatives, referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered
Person (i) did not act in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust; or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office; and (iii) for a criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful (the conduct described in (i), (ii) and (iii) being referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of the Trustees who are neither
Interested Persons of the Trust nor parties to the proceeding (the "Disinterested Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by one or more Series to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided that the Covered Person shall have undertaken to repay the amounts so paid to such Series if it is ultimately determined that indemnification of such expenses is not authorized under this Article VII and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

Section 5.  Compromise Payment.  As to any matter
disposed of by a compromise payment by any such Covered
Person referred to in Section 4 of this Article VII, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of a quorum of the Disinterested Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (i) or by independent legal counsel pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with either of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office.

Section 6. Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VII shall not be exclusive of or affect any other rights to which any such Covered Person or shareholder may be entitled. As used in this Article VII, a "disinterested" Person is one against whom none of the actions, suits or other proceedings in question, and no other action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this Article VII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.

	Section 7. Insurance. To the fullest extent permitted by applicable law, the officers and Trustees shall be entitled and have the authority to purchase with Trust Property, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person's capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Person against such liability under the provisions of this Article.

	Section 8. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any actions made or to be made by the Trustees.

ARTICLE VIII.

Miscellaneous	Section 1.  Dissolution and Liquidation of Trust, Series, or
Class.
Unless dissolved as provided herein, the Trust shall have perpetual existence. The Trust may be dissolved at any time by vote of a majority of the Shares of the Trust entitled to vote or by the Board of Trustees by written notice to the Shareholders. Any Series or class may be dissolved or liquidated at any time by vote of a majority of the Shares of that Series or class or by the Board of Trustees by written notice to the Shareholders of that Series or class.

	Upon dissolution of the Trust (or a particular Series or class, as the case may be), the Trustees shall (in accordance with Section 3808 of the DBTA) pay or make reasonable provision to pay all claims and obligations of each Series or class (or the particular Series or class, as the case may be), including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets held with respect to each Series or class of the Trust (or the particular Series or class, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to each Series or class of the Trust (or the particular Series or class, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to each Series or class of the Trust (or the particular
Series or class, as the case may be) shall be distributed to the Shareholders of such Series or class, ratably according to the number of Shares of such Series or class held by the several Shareholders on the record date for such dissolution distribution.

	Section 2.  Merger and Consolidation; Conversion.

Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series or classes, may, by act of a majority of the Board of Trustees, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust which would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the DBTA, an agreement of merger or consolidation may effect any amendment to this Declaration of Trust or the By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the DBTA.

Conversion.  A majority of the Board of
Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DBTA; (ii) the Shares of the Trust or any Series or class to be converted into beneficial interests in another business trust
(or series or class thereof) created pursuant to this Section 2 of this Article VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the 1940 Act, of the Trust or Series or class, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series or class into beneficial interests in such separate business trust or trusts (or series or class thereof).

	Section 3.  Reorganization.

	A majority of the Board of Trustees may
cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all or substantially all of the assets associated with any one or more Series or class, to another trust, business trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series or classes thereof, or to the Trust to be held as assets associated with one or more other
Series or class of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series or class of the Trust, Shares of such other Series or class) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with each Series or class the assets of which are so transferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no assets associated with any particular Series or class shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the 1940 Act, of that Series or class. Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities associated with and any other differences among the various Series or classes the assets associated with which have so been sold, conveyed and transferred) ratably among the Shareholders of the Series or class the assets associated with which have been so sold, conveyed and transferred
(giving due effect to the differences among the various classes within each such Series or class); and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

	Section 4. Amendments. Subject to the provisions of the second paragraph of this Section 4 of this Article VIII, this Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then Board of Trustees and, if required, by approval of such amendment by Shareholders in accordance with Article V, Section 3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

	Notwithstanding the above, the Board of
Trustees expressly reserves the right to amend or repeal any provisions contained in this Declaration of Trust or the Certificate of Trust, in accordance with the provisions of Section 5 of Article III hereof, and all rights, contractual and otherwise, conferred upon Shareholders are granted subject to such reservation. The Board of Trustees further expressly reserves the right to amend or repeal any provision of the By-Laws pursuant to Article IX of the By-Laws.

	Section 5.  Filing of Copies, References, Headings.
The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Trust or at the principal offices of any administrator where the Trust's records are maintained so that it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an fficer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to "herein, " "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

	Section 6. Applicable Law. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code. The Trust shall be a Delaware business trust pursuant to the DBTA, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a business trust.

	Section 7.  Provisions in Conflict with Law or Regulations.

1.	The provisions of this Declaration
	of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940
	Act, the Code, the DBTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

2.	If any provision of this Declaration of
Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

	Section 8. Business Trust Only. It is the intention of the Trustees to create a business trust pursuant to the DBTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DBTA between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the DBTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

	Section 9.  Use of the Name "4 Winds".   The Trust
expressly agrees and acknowledges that the name "4 Winds" is the sole property of 21st Century Enterprises Inc. 21st Century Enterprises Inc. has consented to the use by the Trust of the identifying words "4 Winds" and has granted to the Trust a non-exclusive license to use such name as part of the name of the Trust and the name of any Series of its Shares. The Trust further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by 21st Century Enterprises Inc. if the Trust ceases to use 21st Century Enterprises or one of its Affiliates as Investment Adviser or to use other Affiliates or successors of 21st
Century Enterprises Inc. for such purposes. In such event, the non-exclusive license granted herein may be revoked by 21st Century Enterprises Inc. and the Trust shall cease using the name "4 Winds" as part of its name or the name of any Series of Shares, unless otherwise consented to by 21st
Century Enterprises Inc. or any successor to its interests in such name.

	The Trust further understands and agrees that so long as 21st Century Enterprises Inc.
and/or any future advisory Affiliate of 21
Century Enterprises Inc. shall continue to serve as the Trust's Investment Adviser, other mutual funds as may be sponsored or advised by 21st Century Enterprises Inc. or its Affiliates shall have the right permanently to adopt and to use the word
Stratevest" in their names and in the names of any Series or class of Shares of such funds.

	IN WITNESS WHEREOF, the Trustees named
below do hereby make and enter into this Declaration of Trust as of the 28th day of September, 2000.

/s/ Jeffrey W. Sterling		/s/ C. Grant Anderson
Jeffrey W. Sterling	C. Grant Anderson
Trustee	Trustee

/s/ Peter J. Germain
Peter J. Germain
Trustee



77Q (e) Exhibits

INVESTMENT ADVISORY CONTRACT

This Contract is made this 13th day of October, 2000, between Native American Advisors, Inc., a
Georgia corporation having its principal place of business in Alpharetta, Georgia (the "Adviser"), and
4 Winds Family of Funds, a Delaware business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

	WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange
Commission; and

	WHEREAS Adviser engages in the business of rendering investment advisory and management services.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	The Trust hereby appoints Adviser as
	Investment Adviser for the 4 Winds Treasury Money Market Fund ("Fund") and Adviser accepts the appointment. Subject to the direction of the Trustees, the Adviser shall provide the Trustees with periodic reports and analyses regarding current economic and investment matters which may affect the Fund, and shall monitor and provide the Trustees with analyses of the Fund's performance in light of these trends. It is agreed and understood that, during the term of this Contract, Federated Investment Management Company shall be responsible for the daily management of the Fund's assets, including the buying and selling of portfolio securities, pursuant to the terms of a Co-Advisory Agreement dated October 13, 2000 between the Fund and Federated Investment Management Company (the "Co-Adviser").

2.	Adviser, regarding its activities on behalf
	of the Fund, will be guided by the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

3.	The Fund shall pay or cause to be paid
	all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses
	 incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of
	1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Trust, the Fund, and Shares under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars;
	printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses;
	association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Fund. The Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

4.	The Fund shall pay to Adviser, for
	all services rendered to Fund by Adviser hereunder, the fees set forth in the exhibit attached hereto.
	In addition, the Fund shall reimburse the Adviser for travel costs incurred by it in connection with the attendance by an employee of the Adviser of Board of Trustees meetings of the Fund.

5.	The net asset value of the Fund's Shares
	as used herein will be calculated to the nearest 1/10th of one cent.

6.	The Adviser may from time to time and for
	such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

7.	This Contract shall begin for the Fund as
	of the date of execution of the exhibit hereto and shall continue in effect with respect to the Fund for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to the Fund.

8.	Notwithstanding any provision in this
	Contract, it may be terminated at any time with respect to the Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

9.	This Contract may not be assigned by
	Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

10.	In the absence of willful misfeasance,
	bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

11.	This Contract may be amended at any time
	by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of the Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

12.	The Adviser acknowledges that all sales
	literature for investment companies (such as the Trust) is subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or the Fund) or for itself or its affiliates which mentions the Trust (or the Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or the Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

13.	Adviser is hereby expressly put on
	notice of the limitation of liability as set forth in Article VII of the Declaration of Trust and agrees that the obligations pursuant to this Contract of the Fund and of the Trust with respect to the Fund be limited solely to the assets of the Fund, and Adviser shall not seek satisfaction of any such obligation from any other fund of the Trust, the shareholders of any such fund or the Fund, the Trustees, officers, employees, or agents of the Trust, or any of them.

14.	The parties hereto acknowledge that
	21st Century Enterprises, Inc. has reserved the right to grant the non-exclusive use of the name
	"4 Winds Family of Funds" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or other business enterprise, and to withdraw from the Trust and the Fund the use of the name 4 Winds
	Family of Funds. The name 4 Winds Family of Funds will continue to be used by the Trust and the Fund so long as such use is mutually agreeable to 21st
	Century Enterprises, Inc. and the Trust.

15.	The adviser will provide the Co-Adviser
	with a list, to the best of the Adviser's knowledge, of all affiliated persons (and any affiliated person of such an affiliated person) and will promptly update the list whenever the Adviser becomes aware of any additional affiliated persons.

16.	This Contract shall be construed in
	accordance with and governed by the laws of the Commonwealth of Pennsylvania.

17.	This Contract will become binding
on the parties hereto upon their execution of the attached exhibit to this Contract.




EXHIBIT A
to the
Investment Advisory Contract

4 Winds Treasury Money Market Fund

	For all services rendered by Adviser
hereunder, the above-named Fund of the 4 Winds
Family of Funds shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.05% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.05% of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser monthly.

	Witness the due execution hereof this 13th day of October , 2000.

 4 Winds Family of Funds

By:  ./s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President


Native American Advisors, Inc.


By:  /s/ Dean T. Parisian
Name:  Dean T. Parisian
Title:  President
	iii
Current as of:  8/18/94